Strengthening our Foundation to Unlock Long-Term Growth Corporate Deck | November 5, 2026

Disclaimer 2 This presentation contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: failure to execute on growth strategies and opportunities; geopolitical conflicts, including the ongoing conflicts in the Middle East, and any related or resulting disruptions, including increasing energy costs; rising inflationary pressures, increased interest rates and operating costs; national, international, regional and local economic conditions, including impacts and uncertainty from trade disputes and tariffs on goods imported to the United States and goods exported to other countries; periods of economic slowdown or recession; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, or the impairment of any of our properties; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; risks related to any failure to achieve the anticipated benefits, synergies or returns from the EQT JV, including as a result of unanticipated costs or liabilities, difficulties in integrating joint venture operations, or the failure of the joint venture to perform in accordance with our expectations; difficulties in expanding our operations into new markets and products; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; risks related to the implementation of the new ERP system; risks related to defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers for transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investment; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT. Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include, but are not limited to, those regarding our 2026 outlook, and statements about the EQT JV. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law. Non-GAAP Measures This presentation contains non-GAAP financial measures, including NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA Margin, net debt, segment contribution (NOI) and margin, same store revenues and NOI, Core SG&A, constant currency basis and maintenance capital expenditures. Definitions and reconciliations of these non-GAAP metrics to their most comparable GAAP metrics are included herein. Each of these non-GAAP measures included in this presentation has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company's results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of non-GAAP measures in this presentation may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Significant Scale & Expertise from 120+ Years of Experience Significant Scale Global Footprint Cubic Feet / Warehouse Count North America 1,022M / 163 South America 10M / 2 Europe 111M / 23 Asia Pacific 86M / 20 Note: Figures as of September 30, 2026. Figures may not sum due to rounding ~4.7M Pallet Positions 208 Warehouses ~2,700 Customers 12,200 Associates ~1.2B/48M Cubic Feet/Square Feet of Total Capacity Connectivity Conventional & Automated Presence at Every Major Node 3

4 A Global Leader in Temperature- Controlled Warehousing Cold Storage Industry Market Share 1,022M cubic feet1 164 facilities 1,229M cubic feet1 208 facilities Note: Americold portfolio figures as of September 30, 2026. Figures may not sum due to rounding Market share estimates based on cubic feet of regrigerated warehouse capacity as reported in the 2026 GCCA Top 25 Refrigerated Warehousing & Logistics Providers publication 1) Figures do not include Americold’s Middle Eastern investment in the RSA JV or sites contributed to the EQT JV 2) The remaining 41% and 78% of the North American and global markets consist of ~3.0bn cubic feet and ~19.7bn cubic feet, respectively A Global Leader in Highly Fragmented Market North American Market Americold, 18% Rest of the Market², 41% Global Market Americold¹, 6% Rest of the Market², 78% 4

Mission Critical Infrastructure Across the Cold Chain Americold has customer solutions for each of the four primary 3PL cold chain nodes: Production Support (Production Advantaged) Distribution Support (Forward Distribution) Import | Export Support (Port) Store Distribution (Retail) Americold has the infrastructure and expertise to support the flow of products from production through final distribution Produce Distribute Consume 5

Americold’s Critical Infrastructure at Every Node % of total warehouse revenue for the last twelve months ended September 30, 2026 6 48% 14% 25% Forward Distribution - 93 sites • Multi-tenanted mixing facilities • Located near large population centers • Fewer fixed commitment agreements • Multiple customers served Retail Distribution Center - 26 sites • Typically single tenanted • Long-term fixed commitment agreements • High-turning and operationally intense • Largely insourced today Ports - 28 sites • Multiple tenants • Fewer fixed commitment agreements • High-turning • Leverage strategic partnerships Production Advantaged - 61 sites • Typically single tenanted • Long-term fixed commitment agreements • Requires deep customer relationships • Located in largely rural areas close to harvests 41.0 26.0% 22.0% 11.0%

Experienced Management Team
Committed to Increasing Shareholder Value

Significant experience in real estate, third-party logistics, and grocery retail



Robert Chambers
Chief Executive Officer
COLD: Joined 2013/Appointed 2025
~21 years experience



Chris Papa
Chief Financial Officer
COLD: Joined & Appointed 2026
~23 years experience



Bryan Verbarendse
President, Americas
COLD: Joined 2023/Appointed 2025
~33 years experience



Richard Winnall
President, International
COLD: Joined 2019/Appointed 2024
~24 years experience



Scott Henderson
Chief Investment Officer
COLD: Joined 2018/Appointed 2023
~24 years experience



Anita Nanda
Chief Technology & Solutions Officer
COLD: Joined 2022/Appointed 2026
~25 years experience



Nathan Harwell
Chief Legal & People Officer
COLD: Joined & Appointed 2023 & 2026
~27 years experience

americold®

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Building A Stronger Americold for Long-Term Value Creation 8 Built a strong team that is laser focused on execution and delivering on our financial commitments Industry has continued to stabilize, supporting positive KPI trends and market share gains Execution against our Five Key Priorities is strengthening the operating and financial foundation Expanding the Aperture to new & adjacent sectors to broaden our growth opportunities

Ongoing Industry Stabilization Rebound in physical & economic occupancy as industry fundamentals improve 9 Recent gains reflect continued industry stabilization & market share gains |-----------Covid Disruptions--------------||-------Stable Trends-------| |-Returning to Normalcy-| Derived from same-store population as reported during the indicated calendar period and as defined in the appendix. Physical Occupancy Economic Occupancy Q 1'18 Q 2'18 Q 3'18 Q 4'18 Q 1'19 Q 2'19 Q 3'19 Q 4'19 Q 1'20 Q 2'20 Q 3'20 Q 4'20 Q 1'21 Q 2'21 Q 3'21 Q 4'21 Q 1'22 Q 2'22 Q 3'22 Q 4'22 Q 1'23 Q 2'23 Q 3'23 Q 4'23 Q 1'24 Q 2'24 Q 3'24 Q 4'24 Q 1'25 Q 2'25 Q 3'25 Q 4'25 Q 1'26 Q 2'26 Q 3'26 -1200 -1000 -800 -600 -400 -200 0 200 400 600 800 1000 1200

Ongoing Industry Stabilization Maintaining pricing discipline across varying market conditions 10 Consistent approach to capturing fair value for our storage and service offerings Represents same store rent and storage pricing per economic occupied pallet plus same store services revenues per throughput pallet, as reported Total Pricing Q 1'19 Q 2'19 Q 3'19 Q 4'19 Q 1'20 Q 2'20 Q 3'20 Q 4'20 Q 1'21 Q 2'21 Q 3'21 Q 4'21 Q 1'22 Q 2'22 Q 3'22 Q 4'22 Q 1'23 Q 2'23 Q 3'23 Q 4'23 Q 1'24 Q 2'24 Q 3'24 Q 4'24 Q 1'25 Q 2'25 Q 3'25 Q 4'25 Q 1'26 Q 2'26 Q 3'26 $20.00 $40.00 $60.00 $80.00 $100.00 $120.00

11 • AFFO per share $0.35(1), fifth quarter of meeting or beating expectations • Occupancy, pricing, and throughput all increased while SG&A decreased • Same Store Revenue increased 4.9%, NOI increased 5.5%(1) • Leverage ratio reduced by a full turn through use of proceeds from the EQT JV • Raised 2026 full-year guidance by $0.03(1) at midpoint Continued Delivery Against Our Financial Commitments in Q3 (1) See “Non-GAAP Financial Measures” for additional information regarding these non-GAAP financial measures.

Multi-Quarter Improvement in Key Operating Metrics

Key Metrics	Q3 25	Q4 25	Q1 26	Q2 26	Q3 26
Physical Occupancy[(1)]	-330 bps	-100 bps	+20 bps	+330 bps	+460 bps
Economic Occupancy[(1)]	-220 bps	-60 bps	-40 bps	+30 bps	+210 bps
Storage Pricing[(2)]	+160 bps	+20 bps	+130 bps	+110 bps	+120 bps
Handling Pricing[(3)]	+210 bps	+350 bps	+320 bps	+320 bps	+190 bps
Throughput	-220 bps	-310 bps	-40 bps	+150 bps	+410 bps
Core SG&A[(4)]	+260 bps	-170 bps	+210 bps	-50bps	-80 bps

1. Represents change using the Q3 2026 same store pool
2. Represents change in onstant currency same store rent and storage pricing per economic occupied pallet using the Q3 2026 same store pool
3. Represents change in constant currency same store handling and services pricing per throughput pallet using the Q3 2026 same store pool

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4. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures americold

Our Key Priorities Building on a stronger foundation through consistent execution 13 • Strategic capital management to de-lever balance sheet and maintain investment grade profile • Creating value from our real estate through active portfolio management of low profit facilities, NNN leasing of space to tenants, and/or non-strategic asset sales • Driving organic growth by leveraging COLD’s advantages in under-penetrated sectors, such as retail, QSR, convenience, e-commerce, pet food, floral, pharmacy, and more • Limiting inorganic growth to lower-risk projects, such as customer-dedicated, partnership- driven, and international until leverage is reduced • Continued rightsizing of our cost structure - Leverage prior investments in technology and labor to streamline workflows for a more cost-efficient overhead model

14 2026 Key Priorities Strategy Scorecard STRENGTHEN BALANCE SHEET • Executed ~$1.3 billion strategic joint venture with EQT ◦ Proceeds of ~$1.15 billion used to immediately pay outstanding debt ◦ ~$50 million in projected annual interest savings • Expanded credit facility, increased liquidity, eliminated all near-term maturities DRIVE ORGANIC GROWTH • Expansion into Convenience with On the Run win in Australia • Growth in Europe Retail with Jeronimo Martins and Plus wins • Expansion of 4PL with Little Caesar's win in Iberia • Won business with one of the world's top aerospace companies REAL ESTATE PORTFOLIO MANAGEMENT • Actively managing portfolio to improve productivity and recycle capital • 27 sites in total identified for strategic exit - 13 completed so far • Sold 13 sites since initiated for proceeds of nearly $100 million • Purchased a facility & triple net leased to a new tenant for 15 years OPTIMIZE COST STRUCTURE • ~$100 million of total savings and spend reductions identified • ~$30M of savings, completed in Q1 2026 • Fit for Purpose initiative, expected to generate an additional ~$25M of savings by Q1 2027 • Identified ~$50M in spend reductions from Transactions, Strategic Initiatives & Other LIMITED INORGANIC GROWTH • Announced new development for McCain - supporting a top-5 customer with a 35- year relationship and backed by 20-year commitment $50M of identified spend reductions implemented across IT projects and other categories, partially offset by incremental costs related to the EQT joint venture, idled sites, and other strategic priorities. Identified savings and spend reductions represent management estimates.

15 1. Strategic Capital Management

Joint Venture Creates Platform for Future Growth

Total Value:	~$1.3 billion	Ownership:	70% EQT / 30% COLD
Proceeds to COLD:	~$1.15 billion	Cubic Feet:	~124 million
Valuation:	7% cap rate	Pallet Positions:	~402 thousand

Overview

Americold and EQT closed the joint venture on August 31, 2026. Americold contributed 12 facilities into the venture.

- Valued at ~$3,300 per pallet position
- Anticipated interest savings from debt repayments of ~$50 million for Americold
- JV has "first look" at development opportunities in North America for the first four years of the partnership
- Americold will continue to manage day-to-day operations

Benefits to Americold

- Proceeds enabled significant reduction in leverage
- Ability to expand platform in future with new growth opportunities
- Highlights valuation discount between public & private markets

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Debt Repayment Significantly Improves Our Balance Sheet Profile

No debt maturities until 2029 with substantial liquidity and a predominantly fixed-rate debt portfolio

Real Estate Debt Maturity (1)

Dollars in Millions



$246
$160
$64
$152
$400
$350
$453
$400
$397
$500
2026
2027
2028
2029
2030
2031
2032
2033
2034

- **EQT JV enabled $1.15B debt reduction**
- Remaining net debt of ~**$3B**(3) is **93% unsecured** and **87% fixed rate**
- Total available liquidity of **$950M**(2) with **$914M** undrawn credit facility
- **Investment grade ratings:** BBB (Fitch/ DBRS Morningstar), Baa3 (Moody's)
- **$10B+** in unencumbered critical cold storage infrastructure that is mission critical and difficult to replicate

Note: Dollars in millions. Figures based on company filings as of September 30, 2026. Balances denominated in foreign currencies have been translated to USD. Figures may not sum due to rounding
1) Revolver maturity date assumes the exercise of two six month extension options
2) Figure reflects cash, cash equivalents, restricted cash, and the capacity available under the Senior Unsecured Revolving Credit Facility less $19 million in outstanding letters of credit
3) Total net debt represents total debt outstanding of $3.3 billion less cash, cash equivalents and restricted cash of $36 million as of September 30, 2026. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

americold 17

18 2. Create Value from Real Estate

Ability to Leverage Strong Market Presence Globally Production Advantaged Forward Distribution Retail Distribution Port Facilities Americold Advantages • Continued growth in retail and QSR • Expand adjacent categories, such as pet food, pharmacy, floral • Growth with strategic partnerships to enhance cold storage supply chain through rail and ports • Existing customers in Asia Pacific are growing and requesting additional development support • Continued growth in European occupancy based on new customer wins and expansion into new categories • Expansive global network of high-quality, strategically located warehouses • Deep relationships with top customers spanning decades • Best in class Americold Operating System fully integrated • Technology advantages in North America and Asia Pacific through Project Orion, with Europe implementation in Q426 Growth Strategy 19

Actively Optimizing Our Portfolio to Improve Productivity and Returns 20 Progress to Date Total Sites Idled or Exited27 Total Pallet Positions Idled or Exited540k Total Proceeds to Date Exiting underperforming assets and reallocating capital toward higher-return opportunities Strengthening network productivity through improved utilization of existing capacity Initiated a comprehensive review of all active development projects and associated assumptions ~$100M Several Hundred Million of Potential Proceeds Identified from Additional Asset Sales Reducing industry capacity by removing select facilities from the cold storage market Potential proceeds represent preliminary management estimates and are subject to market conditions, diligence, transaction execution and approval processes. No assurance can be given regarding timing or amount of proceeds.

21 3. Drive Organic Growth

Deep Customer Relationships Drive Growth Opportunities Strategically-located network of facilities Comprehensive value-added services Top 25 Customers Best-in-class customer experience High standards of quality, reliability, and food safety Commitment to innovation through automation and strategic partnerships 22 ~39 years average tenure 13 customers are investment grade(2) 100% utilize committed contracts/leases ~50% of Warehouse revenues(1) 1) Based on LTM Warehouse revenues as of September 30, 2026 2) Represents long-term issuer rating as of October 2026 Compelling Value Proposition 100% use multiple facilities, average of 15 sites

Leveraging Our Strategic Advantages to Broaden Our Opportunities Critical Infrastructure at Every Node Advanced Operating SystemCommitment to Best-in-Class Customer ServiceLong-Term Customer Relationships Significant Technology Investments Expand QSR to New Geographies Increase Market Share Grow Retail Business Evaluate Adjacent/New Categories 23 World-Class Partnerships

Frozen Food Pharmaceuticals Fresh Food Retail QSR International Pet Food Floral Seafood Beverages Expanding the Aperture to Adjacent Growth Opportunities Dry Goods Cosmetics E-commerce Core Adjacent New 24 Focused on Driving Occupancy to Maximize Real Estate and Shareholder Value Chemicals Equipment

Global Opportunity to Grow Retail and QSR Presence COLD Best in Class Operator Trusted by Largest Retailers & QSR Brands in the World What is Retail/QSR? • Pallets of product from multiple manufactures arrive at our facility • Product is warehoused until a store needs replenishment • Individual cases are picked based on store order • Cases are assembled into new multi- vendor, multi-SKU pallets • Pallets are staged for loading based on the delivery route • Pallets arrive and product placed into refrigerated/frozen coolers within the store Attractive Characteristics • 5 of our top-10 customers are retail/QSR companies • Generated 22% of total LTM warehouse segment revenue1 • Leading market share and challenging for competitors to enter complex value- added segment of market • Opportunity to expand into new geographies • Largely insourced by retailers today, with significant whitespace • Nearly twice the NOI/pallet compared to rest of the portfolio 25 Attractive Pipeline of Global Growth Opportunities 1) As of September 30, 2026

26 4. Pursue Lower- Risk Projects

McCain's Foods Development in Plover, Wisconsin

McCain Foods is one of North America's top potato processors & a top 5 customer

Project at a Glance

Cubic Feet:	~17M	Total investment:	$163 million
Pallet Positions:	~56,000	Completion:	Q1 2028



Development Overview

Americold entered into an agreement to develop a $163 million production advantaged facility fully dedicated to McCain Foods in Plover, Wisconsin, adjacent to the existing conventional facility

- Construction expected to be completed by Q1 2028
- Anchored by a 20 year fixed commitment agreement
- Automated storage retrieval system capabilities
- Nearly 35 year relationship, utilizes 20+ Americold sites

McCain

americold

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Operational Partners Development Opportunities Enhanced by Best-in-Class Partnerships 28 Kansas City, Missouri • First-of-its-kind rail-attached facility supporting the closed loop cold chain service between Mexico and US utilizing intermodal, bypassing customs, reducing transit time by approximately one day and reducing total cost. Completed in partnership with CPKC, opened Q2 2025. Port St. John, New Brunswick, Canada • Import/Export Hub will store and handle temperature sensitive food moving through the port, providing a more efficient route for Canadian food imports & exports, opened Q2 2026. Port of Jebel Ali, Dubai • Import/Export Hub is the first to offer both bonded & non-bonded service and enables global food Producers to connect directly with regional Retailers and Distributors. Opened Q2 2025. Highlights Top Five Global Port Operator 2022 One of NA’s Largest Railroad Companies 2023 DP World Canadian Pacific Kansas City

29 5. Rightsize Cost Structure

Americold Operating System and Warehouse Management Expertise Americold Operating System ensures best practices across entire network 30 Customer Focus Labor Optimization Focused Improvement Safety Talent Stewardship Food Safety Asset Protection Inventory Management Sustainability Excellence Refrigeration Excellence Advanced Integrated Systems Maintenance Excellence AOS distinguishes us from our competitors and is supported by our continuous improvement culture • • Delivering standardized procedures • Driving collaborative innovation • Improving service • Optimizing value

Technology Differentiation: Improving Efficiency and Lowering Cost 31 Project Orion ERP Standardize processes, reduce manual work and improve analytics ▪ Warehouse management system (WMS) provides visibility to ensure orders delivered on-time and in-full (OTIF) ▪ Labor management system (LMS) optimizes workforce and delivers high service levels to customers ▪ Transportation Management System (TMS) ensuring comprehensive national delivery network visibility ▪ Warehouse Execution System (WES) facilitating industry-leading automation services ▪ Global Operations Command Center (GOCC): Enhancing network visibility, execution, and operational consistency 415+ Identified Gen AI Use Cases Leveraging embedded AI with tech partners

Building a More Efficient Cost Structure More than $100M of savings and spend reductions identified across labor, SG&A and other areas $30M Savings Achieved – 1/3 indirect labor, 2/3 SG&A – $8M anticipated in 2026, $17M in 2027 – 2/3 indirect labor, 1/3 SG&A – Resulted in 400 headcount reduction in indirect labor – Transactions, Strategic Initiatives & Other, Net – No AFFO impact, cash savings available for other priorities 32 $25M Fit for Purpose $50M Spend Reductions Leveraging prior investments in technology and operating capabilities to drive greater efficiency, stronger execution and durable cash flows (1) $50M of identified spend reductions implemented across IT projects and other categories, partially offset by incremental costs related to the EQT joint venture, idled sites, and other strategic priorities

33 6. Financial Performance

Strong EBITDA Margins Supported by Ongoing Efficiency Initiatives 34 Core EBITDA ($M) and Margin (%) 17.5% • Effectively optimizing margins across all business areas • Creating a solid foundation with efforts over the past three years to build a productive, stabilized workforce supporting sustainable service margins • Strong variable cost control and focus on efficiencies • Significant investments in technology have streamlined processes, enhanced revenue capture, and accelerated labor management initiatives • Strategic partnerships fueling development pipeline for future profitable growth 17.5% 17.5% See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. . 17.1% 30% growth . 17.1% 21.4% 23.8% $475M $500M $572M $634M $618M $618M 2021 2022 2023 2024 2025 2026 TTM 17.5% 21.4% 23.4% 17.1% 23.8% 23.7%

History of AFFO Growth 35 • Hiring and retention initiatives deliver $100M in incremental services NOI • Project Orion improved labor productivity and efficiencies • Grew same store service margins by 911 bps to 12.9% • Refocus on 4 key strategic priorities: labor, customer service, pricing, developments • Re-commercialization initiative across the business • Announced strategic partnership with DP World • Announced strategic partnership with CPKC • Launched Project Orion • Completed and launched 5 automation projects AFFO (in millions) $1.11 $1.27 $1.47$1.11 $1.43 $1.11 $1.47 • Completed Houston acquisition to support retail growth • Increased quarterly dividend by 5% • Achieved target of 60% of rent & storage revenue from fixed commitment contracts • Rob Chambers appointed CEO • Introduced 5 key priorities to support future growth See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. $1.27 31% AFFO Growth . . . $300M $352M $420M $408M $393M 2022 2023 2024 2025 2026 TTM $1.11 $1.37.. • Chris Papa appointed CFO • Announced formation of the Americold EQT Joint Venture, closed August 31, 2026 • Announced Fit for Purpose initiative for annualized savings of ~$25M, for total cost savings to date of ~$55M 27 $1.47 $1.43

Commitment to Sustainability Initiatives Environmental Commitment to Energy Excellence and Efficiency • Recognized under the Global Cold Chain Alliance’s (GCCA) Energy Excellence Recognition Program with Gold, Silver or Bronze certifications at 203 facilities • 24% reduction in Scope 1 and 2 emissions from 2021, with an ultimate goal of 30% in 2030 • 30,822 MWh of renewable energy produced in 2025, with a goal of 150k MWh in 2030 • 2025 GRESB Regional Sector Leader for the Americas in the Industrial (Standing Investments) category • MSCI upgraded Americold to a AA ESG rating in 2026 Social Social Initiatives • Serve the public good by maintaining the integrity of food supply and reducing waste • Corporate contributions / support to charities aligned with our core beliefs and focus, such as Feed the Children and HeroBox • $84K of financial assistance provided by the Americold Foundation to 33 associates in 2025 Governance Shareholder- friendly Corporate Governance • All members of the Board other than the CEO are independent • Code of Business Conduct and Ethics encourage the highest levels of integrity across the organization, training completed by 100% of associates Awards & Recognition Charitable Organizations 36

2026 Guidance Detail Guidance as of November 5, 2026 Guidance as of August 6, 2026 Warehouse segment same store revenues (constant currency) $2.06B - $2.10B $2.03B - $2.09B Warehouse segment same store NOI (constant currency) $680M - $700M $660M - $695M Total Company NOI (constant currency) $800M - $830M $775M - $815M Total selling, general and administrative expense (guidance is inclusive of approximately $228M - $233M of core SG&A, $23M - $24M of share-based compensation expense, and $8M - $10M of Project Orion deferred costs amortization) $260M - $265M $250M - $260M Core EBITDA $585M - $610M $570M - $600M Interest expense $155M - $160M $155M - $160M Current income tax expense, excluding impact of EQT Joint Venture $7M - $9M $7M - $9M Total maintenance capital expenditures $60M - $70M $60M - $70M Adjusted FFO per share $1.31 - $1.33 $1.26 - $1.32 See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 37

Non-GAAP Financial Measures 38 We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, segment contribution (NOI) and margin, same store revenues and NOI, certain constant currency metrics, total enterprise value, and maintenance capital expenditures. We calculate NAREIT funds from operations, or NAREIT FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding gains or losses from sales of previously depreciated operating real estate and real estate related assets, adjusted for specified non-cash items, such as real estate asset depreciation and amortization, and impairment charges on real estate related assets. We then further adjust for our share of reconciling items for partially owned entities and any Gain on contribution of real estate assets, net of tax. We believe that NAREIT FFO is helpful to investors as a supplemental performance measure because it excludes the effect of real estate related depreciation, amortization and gains or losses from sales of real estate or real estate related assets, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, NAREIT FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of extraordinary items as defined under U.S. GAAP including Net loss (gain) on sale of non-real estate assets; Transactions, strategic Initiatives and other costs, net; Impairment of indefinite and long-lived assets (excluding certain real estate assets); Loss on debt extinguishment, modifications, and termination of derivative instruments, net; Foreign currency exchange loss (gain); Gain on legal settlement related to prior period operations; Gain on extinguishment of New Market Tax Credit Structure; Loss on deconsolidation of Chile Joint Venture; Project Orion deferred costs amortization; Our share of reconciling items related to partially owned entities; Loss from discontinued operations, net of tax; Impairment of related party loan receivable; Loss on put option; Gain on sale of LATAM JV; and Gain from sale of partially owned entity. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO measures of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of Amortization of deferred financing costs and pension withdrawal liability; Amortization of below/above market leases; Non-real estate asset impairment; Straight-line rent adjustment; Deferred income tax (benefit) expense; Stock-based compensation expense; Non-real estate depreciation and amortization; Maintenance capital expenditures; Our share of reconciling items related to partially owned entities and Our share of reconciling items related to partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. NAREIT FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. NAREIT FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP Net (loss) income and Net (loss) income per common share - diluted (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. NAREIT FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our Condensed Consolidated Statements of Operations (Unaudited) and Condensed Consolidated Statements of Cash Flows (Unaudited) included in our quarterly and annual reports. NAREIT FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our Net (loss) income or Net cash provided by operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our NAREIT FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We reconcile NAREIT FFO, Core FFO and Adjusted FFO to Net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP. We calculate NAREIT EBITDA for Real Estate, or NAREIT EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, Net (loss) income before Depreciation and amortization; Interest expense; Income tax benefit; Net loss (gain) from sale of real estate; Adjustment to reflect share of EBITDAre of partially owned entities; and Gain on contribution of real estate assets NAREIT EBITDAre is a measure commonly used in our industry, and we present NAREIT EBITDAre to enhance investor understanding of our operating performance. We believe that NAREIT EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies. We also calculate our Core EBITDA as NAREIT EBITDAre further adjusted for Transactions, strategic Initiatives and other costs, net; Loss from investments in partially owned entities; Impairment of indefinite and long-lived assets; Foreign currency exchange loss (gain); Stock-based compensation expense; Loss on debt extinguishment and termination of derivative instruments, net; Net loss (gain) on real estate related asset disposals; Net loss (gain) on sale of non-real estate related assets; Gain on legal settlement related to prior period operations; Project Orion and other software related deferred costs amortization; Adjustment to reflect share of Core EBITDA of partially owned entities; Reduction in EBITDAre from partially owned entities; Gain from sale of partially owned entity; Loss from discontinued operations, net of tax; Impairment of related party loan receivable; Loss on put option; Gain on extinguishment of New Market Tax Credit Structure; and Loss on deconsolidation of Chile Joint Venture. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in NAREIT EBITDAre but which we do not believe are indicative of our core business operations. We calculate Core EBITDA margin as Core EBITDA divided by Total revenues. NAREIT EBITDAre and Core EBITDA are not measurements of financial performance or liquidity under U.S. GAAP, and our NAREIT EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our NAREIT EBITDAre and Core EBITDA as alternatives to Net (loss) income or Net cash provided by operating activities determined in accordance with U.S. GAAP. Our calculations of NAREIT EBITDAre and Core EBITDA have limitations as analytical tools, including: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Non-GAAP Financial Measures

Net debt is calculated using total debt outstanding less cash, cash equivalents, and restricted cash.

NOI is calculated as Net (loss) income before Interest expense, Income tax (expense) benefit, Depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Impairment of indefinite and long-lived assets; Transactions, strategic initiatives and other costs, net; Net (gain) loss from sale of real estate; Joint venture related management fee and reimbursed costs; Joint venture related reimbursed costs; Gain on contribution of real estate assets ; and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

We define our "same store" population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define "normalized operations" as properties that have been open for operation or lease, after development, expansion, or significant modification (e.g., rehabilitation subsequent to a natural disaster). Acquired properties are included in the "same store" population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2025) and are still owned by us as of the end of the current reporting period, unless the property is under development. The "same store" pool is also adjusted to remove properties that are being exited (e.g. non-renewal of warehouse lease or held for sale to third parties), were sold, or entered development subsequent to the beginning of the current calendar year. Changes in ownership structure (e.g., purchase of a previously leased warehouse) do not result in a facility being excluded from the same store population as management believes that actively managing its real estate is normal course of operations. However, the sites contributed upon formation of the EQT JV have been excluded from both the same store and non-same store results. Additionally, management classifies new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate "same store revenues" as revenues for the same store population. We calculate "same store contribution (NOI)" as revenues for the same store population less its cost of operations (excluding any Depreciation and amortization, Selling, general, and administrative, Transactions, strategic initiatives and other costs, net, Net (gain) loss from sale of real estate, Gain on contribution of real estate assets and all components of non-operating other income and expense. In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a "same store" analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP.

We define "maintenance capital expenditures" as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold's operating standards.

All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.

We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to the non-GAAP financial measure for forward-looking Warehouse Segment Same Store Revenues and NOI, Total Company NOI, Core EBITDA, and Adjusted FFO per share without unreasonable effort. This is due to the unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.

Core SG&A to Total SG&A Reconciliation

	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Selling, general, and administrative	$ 70,982	$ 62,350	$ 71,319	$ 62,864	$ 63,487
Less: Stock-based compensation expense	5,140	3,929	7,594	4,983	4,165
Less: Project Orion deferred costs amortization	8,778	947	2,582	2,607	2,715
Core SG&A	$ 57,064	$ 57,474	$ 61,143	$ 55,274	$ 56,607

	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Selling, general, and administrative	$ 63,663	$ 66,576	$ 69,235	$ 66,907	$ 70,982
Less: Stock-based compensation expense	6,256	6,335	7,259	6,594	5,140
Less: Project Orion deferred costs amortization	1,810	1,791	2,109	4,762	8,778
Core SG&A	$ 55,597	$ 58,450	$ 59,867	$ 55,551	$ 57,064

americold®

Total Segment NOI Reconciliation to Net Income - Last 5 Years

	Year Ended				
	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Net (loss) income from continuing operations before income taxes	$ (30,597)	$ (29,928)	$ (328,089)	$ (103,177)	$ (135,733)
Depreciation and amortization expense	319,840	331,446	353,743	360,817	367,362
Selling, general, and administrative expense	182,076	231,067	226,786	255,118	269,474
Transactions, strategic Initiatives and other costs, net	51,578	32,511	64,087	77,169	103,893
Impairment of indefinite and long-lived assets	3,312	7,380	236,515	33,126	47,099
Loss (gain) on sale of real estate	—	5,689	(2,254)	(3,514)	44,324
Interest expense	99,177	116,127	140,107	135,323	147,776
Loss on debt extinguishment, modifications and termination of derivative instruments	5,689	3,217	2,482	116,082	—
Loss from investments in partially owned entities	723	918	1,442	3,702	2,112
Impairment of related party loan receivable	—	—	21,972	—	—
Loss on put option	—	—	56,576	—	—
Other, net	(2,022)	(2,464)	(2,795)	(27,919)	(6,921)
Total segment NOI	$ 629,776	$ 695,963	$ 770,572	$ 846,727	$ 839,386
NOI by Segment					
Warehouse	$ 600,400	$ 648,561	$ 728,532	$ 810,204	$ 808,140
Transportation	29,376	47,402	42,040	36,523	31,246
Total segment NOI	$ 629,776	$ 695,963	$ 770,572	$ 846,727	$ 839,386
Warehouse NOI					
Same store warehouse NOI (as reported)	$ 491,431	$ 605,548	$ 714,389	$ 815,319	$ 800,094
Non-same store warehouse NOI	108,969	43,013	14,143	(5,115)	8,046
Total warehouse NOI	$ 600,400	$ 648,561	$ 728,532	$ 810,204	$ 808,140
Same store warehouse NOI (as reported)					
Rent and Storage NOI	$ 404,009	$ 540,029	$ 664,917	$ 635,462	$ 623,014
Services NOI	87,422	65,519	49,472	179,857	177,080
Total Same store warehouse NOI	$ 491,431	$ 605,548	$ 714,389	$ 815,319	$ 800,094

americold

Same Store warehouse figures reflect actual reported values for the given time period. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures

Total Segment NOI Reconciliation to Net Income - Last 4 Quarters

	Three Months Ended				Twelve Months Ended
	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
Net (loss) income from continuing operations before income taxes	$ (108,858)	$ (20,258)	$ (323,726)	$ 697,058	$ 244,216
Joint venture related management fee and reimbursed costs	—	—	—	(13,058)	
Joint venture related reimbursed costs	—	—	—	11,597	
Depreciation and amortization expense	99,895	91,660	102,931	105,666	400,152
Selling, general, and administrative expense	62,350	71,319	62,864	63,487	260,020
Transactions, strategic Initiatives and other costs, net	26,201	20,445	28,470	32,208	107,324
Impairment of indefinite and long-lived assets	41,796	—	309,572	4,623	355,991
Loss (gain) on sale of real estate	55,941	(2,205)	(3,316)	(12,126)	38,294
Interest expense	39,483	41,519	42,300	41,971	165,273
Gain on contribution of real estate assets	—	—	—	721,381	(721,381)
Loss from investments in partially owned entities	373	412	520	2,398	3,703
Other, net	(327)	(7,383)	(6,928)	1,240	(13,398)
Total segment NOI	$ 216,854	$ 195,509	$ 212,687	$ 213,683	$ 838,733
NOI by Segment					
Warehouse	$ 209,340	$ 186,706	$ 201,735	$ 204,216	$ 801,997
Transportation	7,514	8,803	10,952	9,467	36,736
Total segment NOI	$ 216,854	$ 195,509	$ 212,687	$ 213,683	$ 838,733
Warehouse NOI					
Same store warehouse NOI	$ 177,917	$ 162,552	$ 170,559	$ 180,933	$ 691,961
Non-same store warehouse NOI	7,460	(1,175)	2,535	1,575	10,395
Sites Contributed to Partially Owned Entities	23,963	25,329	28,641	21,708	$ 99,641
Total warehouse NOI	$ 209,340	$ 186,706	$ 201,735	$ 204,216	$ 801,997
Same store warehouse NOI					
Rent and Storage NOI	$ 131,823	$ 127,089	$ 128,476	$ 129,364	$ 516,752
Services NOI	46,094	35,463	42,083	51,569	175,209
Total Same store warehouse NOI	$ 177,917	$ 162,552	$ 170,559	$ 180,933	$ 691,961

reflects the actual results of our 2026 same store and non-same store pools, recast for the formation of the EQT JV, in USD, for the respective periods. . See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures

Core EBITDA Reconciliation to Net Income

	Year Ended				
	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Net (loss) income	$ (30,309)	$ (19,474)	$ (336,269)	$ (94,749)	$ (115,282)
Adjustments:					
Depreciation and amortization	319,840	331,446	353,743	360,817	367,362
Interest expense	99,177	116,127	140,107	135,323	147,776
Income tax benefit	(1,569)	(18,836)	(2,273)	(8,428)	(20,451)
Net loss (gain) from sale of real estate	—	5,689	(2,254)	(3,514)	44,324
Adjustment to reflect share of EBITDAre of partially owned entities	8,966	17,815	8,996	5,909	3,273
NAREIT EBITDAre	$ 396,105	$ 432,767	$ 162,050	$ 395,358	$ 427,002
Adjustments:					
Transactions, strategic Initiatives and other costs, net	51,578	32,511	64,087	77,169	103,893
Loss from investments in partially owned entities	2,004	9,300	3,823	3,702	2,112
Impairment of indefinite and long-lived assets	3,312	7,380	236,515	33,126	47,099
Foreign currency exchange loss (gain)	610	975	431	(8,833)	1,408
Stock-based compensation expense	23,900	27,137	23,592	25,274	22,922
Loss on debt extinguishment and termination of derivative instruments, net	5,689	3,217	2,482	116,082	—
Net loss (gain) on real estate related asset disposals	279	3,556	235	330	102
Net loss (gain) on sale of non-real estate related assets	—	—	3,725	(236)	2,494
Gain on legal settlement related to prior period operations	—	—	(2,180)	(6,104)	—
Project Orion and other software related deferred costs amortization	—	—	—	4,182	16,596
Reduction in EBITDAre from partially owned entities	(8,966)	(17,815)	(8,996)	(5,909)	(3,273)
Gain from sale of partially owned entity	—	—	(304)	—	(2,420)
Loss from discontinued operations, net of tax	—	—	8,072	—	—
Impairment of related party loan receivable	—	—	21,972	—	—
Loss on put option	—	—	56,576	—	—
Gain on extinguishment of New Market Tax Credit Structure	—	(3,410)	—	—	—
Loss on deconsolidation of Chile Joint Venture	—	4,148	—	—	—
Core EBITDA	$ 474,511	$ 499,766	$ 572,080	$ 634,141	$ 617,935
Total revenues	$ 2,714,790	$ 2,914,735	$ 2,673,329	$ 2,666,541	$ 2,601,846
Core EBITDA as a percentage of total revenues	17.5 %	17.1 %	21.4 %	23.8 %	23.7 %

americold

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures

Core EBITDA Reconciliation to Net Income

	Three Months Ended				Twelve Months Ended
	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
Net (loss) income	$ (88,910)	$ (13,692)	$ (346,460)	$ 690,536	$ 241,474
Adjustments:					
Depreciation and amortization	99,895	91,660	102,931	105,666	400,152
Interest expense	39,483	41,519	42,300	41,971	165,273
Income tax benefit	(19,948)	(6,566)	22,734	6,522	2,742
Net loss (gain) from sale of real estate	55,941	(2,205)	(3,316)	(12,126)	38,294
Adjustment to reflect share of EBITDAre of partially owned entities	499	619	616	3,389	5,123
Gain on contribution of real estate assets	$ —	$ —	$ —	$ (721,381)	$ (721,381)
NAREIT EBITDAre	$ 86,960	$ 111,335	$ (181,195)	$ 114,577	$ 131,677
Adjustments:					
Transactions, strategic Initiatives and other costs, net	26,201	20,445	28,470	32,208	107,324
Loss from investments in partially owned entities	373	412	520	2,398	3,703
Impairment of indefinite and long-lived assets	41,796	—	309,572	4,623	355,991
Foreign currency exchange loss (gain)	732	(4,686)	78	1,570	(2,306)
Stock-based compensation expense	3,929	7,594	4,983	4,165	20,671
Loss on debt extinguishment and termination of derivative instruments, net	—	—	(5,857)	538	(5,319)
Net loss (gain) on real estate related asset disposals	88	(5)	—	347	430
Net loss (gain) on sale of non-real estate related assets	2,404	(241)	515	(368)	2,310
Project Orion and other software related deferred costs amortization	947	2,582	2,607	2,715	8,851
Adjustment to reflect share of Core EBITDA of partially owned entities	—	—	—	1,473	1,473
Reduction in EBITDAre from partially owned entities	(499)	(619)	(616)	(4,862)	(6,596)
Core EBITDA	$ 162,931	$ 136,817	$ 159,077	$ 159,384	$ 618,209
Total revenues	$ 658,453	$ 629,870	$ 662,890	$ 691,558	$ 2,642,771
Core EBITDA as a percentage of total revenues	24.7 %	21.7 %	24.0 %	23.0 %	23.4 %

Net Debt to Total Debt Outstanding Reconciliation

	September 30, 2026
Total Debt Outstanding	$ 3,341,589
Less: Cash, cash equivalents and restricted cash	(35,979)
Net Debt	$ 3,305,610

americold®

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures

Adjusted FFO Reconciliation to Net Income

	Year Ended			
	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Net (loss) income	$ (19,474)	$ (336,269)	$ (94,749)	$ (115,282)
Adjustments:				
Real estate related depreciation	210,171	222,837	225,388	228,424
Net loss (gain) from sale of real estate	5,689	(2,254)	(3,514)	44,324
Net loss on real estate related asset disposals	1,135	235	330	102
Impairment charges on certain real estate assets	3,407	—	20,985	45,612
Our share of reconciling items related to partially owned entities	4,410	1,705	1,144	894
NAREIT FFO	$ 205,338	$ (113,746)	$ 149,584	$ 204,074
Adjustments:				
Net loss (gain) on sale of non-real estate assets	2,421	3,725	(236)	2,494
Transactions, strategic Initiatives and other costs, net	32,511	64,087	77,169	103,893
Impairment of indefinite and long-lived assets (excluding certain real estate assets)	3,209	236,515	12,141	1,487
Loss on debt extinguishment, modifications, and termination of derivative instruments, net	3,217	2,482	116,082	—
Foreign currency exchange loss (gain)	975	431	(8,833)	1,408
Gain on legal settlement related to prior period operations	—	(2,180)	(6,104)	—
Gain on extinguishment of New Market Tax Credit Structure	(3,410)	—	—	—
Loss on deconsolidation of Chile Joint Venture	4,148	—	—	—
Project Orion deferred costs amortization	—	—	4,182	16,596
Our share of reconciling items related to partially owned entities	574	64	805	145
Loss from discontinued operations, net of tax	—	8,072	—	—
Impairment of related party loan receivable	—	21,972	—	—
Loss on put option	—	56,576	—	—
Gain on sale of LATAM JV	—	(304)	—	—
Gain from sale of partially owned entity	—	—	—	(2,420)
Core FFO	248,983	277,694	344,790	327,677
Adjustments:				
Amortization of deferred financing costs and pension withdrawal liability	4,833	5,095	5,329	5,869
Amortization of below/above market leases	2,131	1,506	1,445	1,441
Non-real estate asset impairment	764	—	—	—
Straight-line rent adjustment	747	1,011	1,612	288
Deferred income tax (benefit) expense	(22,561)	(10,781)	(13,210)	(26,584)
Stock-based compensation expense	27,137	23,592	25,274	22,922
Non-real estate depreciation and amortization	121,275	130,906	135,429	138,938
Maintenance capital expenditures	(85,511)	(78,411)	(80,951)	(62,554)
Our share of reconciling items related to partially owned entities	2,482	1,013	671	277
Adjusted FFO	$ 300,280	$ 351,625	$ 420,389	$ 408,274
Weighted average dilutive shares	$ 270,606	276,397	285,185	285,905
Adjusted FFO - diluted per share	$ 1.11	$ 1.27	$ 1.47	$ 1.43

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures americold®

Adjusted FFO Reconciliation to Net Income

	Three Months Ended				Twelve Months Ended
	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026
Net (loss) income	$ (88,910)	$ (13,692)	$ (346,460)	$ 690,536	$ 241,474
Adjustments:					
Real estate related depreciation	63,319	56,261	64,492	58,578	242,650
Net loss (gain) from sale of real estate	55,941	(2,205)	(3,316)	(12,126)	38,294
Net loss on real estate related asset disposals	88	(5)	—	347	430
Impairment charges on certain real estate assets	41,796	—	309,004	4,623	355,423
Our share of reconciling items related to partially owned entities	247	247	260	917	1,671
Gain on contribution of real estate assets	$ —	$ —	$ —	$ (714,097)	$ (714,097)
NAREIT FFO	$ 72,481	$ 40,606	$ 23,980	$ 28,778	$ 165,845
Adjustments:					
Net loss (gain) on sale of non-real estate assets	2,404	(241)	515	(368)	2,310
Transactions, strategic Initiatives and other costs, net	26,201	20,445	28,470	32,208	107,324
Impairment of indefinite and long-lived assets (excluding certain real estate assets)	—	—	568	—	568
Loss on debt extinguishment, modifications, and termination of derivative instruments, net	—	—	(5,857)	538	(5,319)
Foreign currency exchange loss (gain)	732	(4,686)	78	1,570	(2,306)
Project Orion deferred costs amortization	947	2,582	2,607	2,715	8,851
Our share of reconciling items related to partially owned entities	—	—	—	1,473	1,473
Core FFO	102,765	58,706	50,361	66,914	278,746
Adjustments:					
Amortization of deferred financing costs and pension withdrawal liability	1,467	1,532	1,606	1,846	6,451
Amortization of below/above market leases	360	365	296	265	1,286
Straight-line rent adjustment	63	302	835	330	1,530
Deferred income tax (benefit) expense	(22,017)	(9,506)	21,218	(3,020)	(13,325)
Stock-based compensation expense	3,929	7,594	4,983	4,165	20,671
Non-real estate depreciation and amortization	36,576	35,399	38,439	47,088	157,502
Maintenance capital expenditures	(14,908)	(12,504)	(15,818)	(17,030)	(60,260)
Our share of reconciling items related to partially owned entities	45	33	30	780	888
Adjusted FFO	$ 108,280	$ 81,921	$ 101,950	$ 101,338	$ 393,489
Weighted average dilutive shares	286,208	286,606	287,286	287,286	286,847
Adjusted FFO - diluted per share	$ 0.38	$ 0.29	$ 0.35	$ 0.35	$ 1.37

americold®

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures